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                                                                    EXHIBIT 11.1

                                  PSINET INC.

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES USED
                          IN CACULATION  (UNAUDITED)



                                                           THREE MONTHS ENDED
                                                              March 31, 1998
                                                              --------------

Weighted average shares outstanding:
Common stock:

     Shares outstanding at beginning of period..............     40,477,786
     Weighted average shares issued during the three
      months ended March 31, 1998
     (10,497,477 shares)....................................      4,118,638
                                                                -----------

                                                                 44,596,424
                                                                ===========


Net loss to common shareholders.............................   $(29,854,000)
                                                                ===========

Basic and diluted loss per share............................     $    (0.67)
                                                                ===========


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